UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2024

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

(Address of principal executive offices) (Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 21, 2024, NRx Pharmaceuticals, Inc. (the “Company” received a notice of termination of Exclusive, Global – Development, Supply, Marketing & License Agreement, dated as of June 2, 2023, as amended dated February 7, 2024 (“Amendment”), by and between the Company, Alvogen, Inc., Alvogen Pharma US, Inc. and Lotus Pharmaceutical Co. Ltd (collectively, “Alvogen”) (together with the Amendment, the “Agreement”), effective immediately. The Agreement provided for the joint development, supply, marketing, commercialization and license to Alvogen of NRX-101. NRX-101 is an FDA-designated investigational breakthrough therapy for suicidal treatment-resistant bipolar depression and chronic pain. The Company partnered with Alvogen around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression.

Under the terms of the Agreement, the Company and Alvogen will, in good faith, discuss, negotiate and seek to agree to a royalty amount due Alvogen by the Company within the next thirty (30) days. In its notice of termination, Alvogen states that the amounts incurred by or on behalf of Alvogen and its affiliates in connection with the exploitation of NRX-101 is $113,405 plus an additional $4,389,300, representing reimbursement of an advance milestone payment paid to the Company by Alvogen in February 2024 in connection with the Amendment, and reimbursable costs under the Agreement (“Advanced Amounts”). The Advanced Amounts represent, in addition to other reimbursable amounts, amounts paid by Alvogen to the Company’s service providers that performed services with respect to the Company’s development of NRX-101.

Alvogen’s termination of the Agreement resulted from Alvogen’s perspective that broad approval of NRX-101 would require clinical trials enrolling 500 or more patients, an investment that Alvogen is not currently prepared to undertake. The Company’s perspective, informed by U.S. regulatory counsel, including former senior officials from the Food and Drug Administration, is that recent clinical trial findings demonstrating reduced suicidality and akathisia with NRX-101 compared to standard of care, combined with confirmatory data from other trials, constitute a basis for filing an application this year for Accelerated Drug Approval, based on the previously awarded Breakthrough Therapy Designation. This application would focus upon patients with bipolar depression who demonstrate suicidality or akathisia on currently-approved medication and have no viable therapeutic alternative - an addressable indication that current market research estimates at approximately $3.7 billion annually, not including the market for NRX-100 in suicidal depression. This is a population management believes the Company can readily address without a large commercial partner, given the relatively small number of psychiatrists who treat high-risk patients. Subsequent clinical trials would have the potential to broaden the addressable population to the estimated 7 million patients with bipolar depression.

In addition to the Accelerated Approval submission for NRX-101, the Company continues to finalize a New Drug Approval application for intravenous ketamine (NRX-100), to be submitted this year.

Item 8.01	Other Events.

See Item 1.02 above.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the need for additional financing; estimates of the reimbursable expenses resulting from the termination of the Agreement; expectations concerning the termination of the Agreement; the addressable market for the Company's product candidates, including NRX-100 and NRX 101, the Company's ability to attract and/or retain new and existing collaborators with development, regulatory, manufacturing and commercialization expertise and its expectations regarding the potential benefits to be derived from such collaborations; expected plans with respect to clinical trials, including timing of regulatory submissions and approvals and clinical data updates; anticipated timelines and milestones with respect to the Company's development programs and manufacturing activities and capabilities; the potential capabilities and benefits of the Company's product candidates; and the Company's plans and strategy with respect to developing its product candidates, including NRX-100 and NRX 101. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the actual timing of the transition of responsibilities and activities under the Agreement and the parties' ability to successfully negotiate a royalty amount due Alvogen by the Company within the next thirty (30) days from the date of termination of the Agreement; the Company's reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; the Company's ability to retain key scientific or management personnel; and the other risks described in the Company's filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: June 27, 2024	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Chairman of the Board of Directors